Exhibit 2

FOR IMMEDIATE RELEASE

January 31, 2005

Contact Information:
Nissin Co., Ltd.
Hitoshi Higaki
Managing Director and General Manager,
Operations Control Div.
Tel: (TOKYO) +81-3-3348-2424
E-mail: Info-ir@nissin-f.co.jp

Notice Regarding Share Subscription in C&C Pro Co., Ltd.

Nissin Co., Ltd. (the “Company”) hereby gives notice that it has subscribed to ¥130 million in shares of C&C Pro Co., Ltd. (location: Chuo-ku, Osaka; President: Shoji Ando, hereinafter referred to as “C&C”) through a stock transfer on January 31, 2005, making the Company the third largest shareholder of C&C.

1.   Reasons for Stock Acquisition
C&C provides support to franchise businesses through various business design and business development services. Under the concept of “creating prosperous outlets”, C&C is realizing greater speed from order placement to goods delivery through the establishment of its own joint venture factories in Asia and China, and maintains the same policy as the Company group of aiming to contribute to the development of business owners through new financial services.

The Company has been investing in companies and forming business alliances that bring synergy effects to its core business, providing credit to business owners. By investing in C&C and becoming a partner, NIS Lease Co., Ltd., a consolidated subsidiary of the Company, will have an opportunity to provide financial services such as leasing and installment sales to the customers of C&C. Also, by having an interior design-related production factory in Shanghai, the Company group anticipates utilizing the services and networks of C&C in the support businesses for restaurants in Chinese market as well.

2.   Outline of Share Subscription
(1)	Number of shares subscribed :	1,000 shares
(2)	Total amount of subscription :	¥130 million (¥130,000 per share)
(3)	Proportion of shares held after share acquisition :	15.15%

3. Outline of C&C
(1)	Company Name :	C&C Pro Co., Ltd.
(2)	Representative :	Shoji Ando, President
(3)	Location :	6th Floor, Ozeki Yokobori Building, 5-7, Awajimachi 4-chome, Chuo-ku, Osaka
(4)	Business details :	Support to franchise businesses, design and on-site work for commercial facilities

4. Prospects Hereafter
The effect of the investment on current fiscal year performance of the Company will be insignificant.

5. Special note regarding forward-looking statement
The forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations are based on our current expectations, assumptions, estimates and projections about our business, our industry and capital markets. These forward-looking statements are subject of various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information.

Important risks and factors that could cause our actual results to differ materially from the forward-looking statements include, without limitation:

•	the effect of weak domestic economic conditions;
•	competition from large consumer finance companies and other financial institutions;
•	our exposure to negative publicity about the consumer or business finance industries generally or us specifically;
•	potential changes to legislation, including restrictions on interest rates, to regulations for the money lending business and to government policy, including Japan’s monetary policy;
•	the growing variety of legal means with which debtors can seek protection from creditors;
•	the uncertain liquidity of Japan’s capital markets and availability of funding from lenders on favorable terms;
•	the reliability of information or technological systems and networks;
•	the influence of our president and his family over important decision;
•	our ability to pursue and maintain profitable joint ventures and strategic alliances;
and
•	regulations and increasing competition in the loan servicing market which Nissin Servicer Co., Ltd operates.

Known and unknown risks, uncertainties and other factors could cause our actual operating results to differ materially from those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct, and our actual results could materially differ from and be worse than our expectations.